Exhibit (c)(20)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Project Francis Conflicts Committee GP LLC Discussion Materials of the Board of Directors of Arkose May 22, 2018 STRICTLY PRIVATE AND CONFIDENTIAL. This document is being sent to you for your information only as an investment banking client of Goldman Sachs and should not be forwarded outside of your organization. This document has been prepared by the Investment Banking Division and is not a product of Goldman Sachs Global Investment Research. This document should not be used as a basis for trading in the securities or loans of the companies named herein or for any other investment decision. This document does not constitute an offer to sell the securities or loans of the companies named herein or a solicitation of proxies or votes and should not be construed as consisting of investment advice. Goldman Sachs does not provide accounting, tax, or legal advice.

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Disclaimer These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Conflicts Committee of Board of Directors of Arkose GP LLC (the “Committee"), the general partner of Arkose GP LP (the "Company"), in connection with its consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. The Confidential Information was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Confidential Information by persons other than those set forth above. Notwithstanding anything in this Confidential Information to the contrary, the Company may disclose to any person the US federal income and state income tax treatment and tax structure of any transaction described herein and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind. The Confidential Information has been prepared by the Investment Banking Division of Goldman Sachs and is not a product of its research department. Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, any other party to any transaction and any of their respective affiliates or any currency or commodity that may be involved in any transaction. Goldman Sachs’ investment banking division maintains regular, ordinary course client service dialogues with clients and potential clients to review events, opportunities, and conditions in particular sectors and industries and, in that connection, Goldman Sachs may make reference to the Company, but Goldman Sachs will not disclose any confidential information received from the Company. The Confidential Information has been prepared based on historical financial information, forecasts and other information obtained by Goldman Sachs from publicly available sources, the management of the Company or other sources (approved for our use by the Company in the case of information from management and non-public information). In preparing the Confidential Information, Goldman Sachs has relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us, and Goldman Sachs does not assume any liability for any such information. Goldman Sachs does not provide accounting, tax, legal or regulatory advice. Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company or any other party to any transaction or any of their respective affiliates and has no obligation to evaluate the solvency of the Company or any other party to any transaction under any state or federal laws relating to bankruptcy, insolvency or similar matters. The analyses contained in the Confidential Information do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold or purchased. Goldman Sachs’ role in any due diligence review is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Company. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses, and Goldman Sachs does not assume responsibility if future results are materially different from those forecast. The Confidential Information does not address the underlying business decision of the Company to engage in any transaction, or the relative merits of any transaction or strategic alternative referred to herein as compared to any other transaction or alternative that may be available to the Company. The Confidential Information is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of such Confidential Information and Goldman Sachs assumes no responsibility for updating or revising the Confidential Information based on circumstances, developments or events occurring after such date. The Confidential Information does not constitute any opinion, nor does the Confidential Information constitute a recommendation to the Committee, any security holder of the Company or any other person as to how to vote or act with respect to any transaction or any other matter. The Confidential Information, including this disclaimer, is subject to, and governed by, any written agreement between the Company and the Committee, on the one hand, and Goldman Sachs, on the other hand. 1

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Observations and Perspectives on Key Matters

INVESTMENT BANKING DIVISION

C-Corp and 1099 LLC Both Acceptable to Investors; Governance Increasing Focus

- A number of investors (e.g., Wellington, Capital Research) prefer 1099 securities vs. K-1 securities or simply will not invest in K-1 securities
- No evidence or discussions between investors and equity capital markets desk that suggests any investors are willing to invest in Delaware corporations but unwilling to invest in 1099 LLCs
- But governance is becoming a key focus point of investors generally
- Governance is not necessarily a function of corporate structure; current LLC structure could be amended to change governance construct

Conversion of Series B Units in NewCo Structure

- Change of Control Transaction results in a mandatory exchange of Series B Units
- Potential for Series B Units to convert at current GP market cap when:
  - NewCo and GP merge on day 1, triggering a change of control whereby the Series B units convert at the then current market cap of GP. On day 2, Midstream merges into NewCo, thereby completing the simplification
  - GP acquires Midstream. But a transaction to exchange IDRs for LP units (IDR Recap) occurs one day prior to the acquisition, which forces Series B conversion at that time
    - IDR Recap is considered a Change of Control Transaction due to the sale or disposition of all or a material portion of GP's assets
    - Could be executed in the current GP or the NewCo structure
  - GP converts to a Delaware Corp but does not subsequently combine with Midstream
- Any such transaction likely will require management consent

Arkose Midstream Bonds

- Midstream's bonds should remain outstanding upon any combination with GP
- Change of control requiring a refinancing of the bonds would only be triggered as follows:
  - Sale, transfer, disposition, etc. of Midstream's assets that is also accompanied by a ratings decline, which is unlikely
  - Liquidation of Midstream's General Partner, which is unlikely given that it should be possible to keep Arkose Midstream GP LLC outstanding in the pro forma organizational structure
  - Consummation of a merger between GP and Midstream that also results in a ratings decline and whereby Qualified Owners (Warburg, management, Upstream) do not continue to own >50%

Source: Company filings

2

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

INVESTMENT BANKING DIVISION

Observations on Transfers / Sales of Control

Precedent GP Acquisitions and Restructurings

Company	Situation	Assets Acquired	Consideration Paid / Transaction Commentary
CVR Partners LP	Pre-IPO Sale of GP To Sponsors / Management	■ Non-economic GP	■ $10.6mm
Legacy Reserves	MLP Conversion to C-Corp	■ Non-economic GP	■ $3mm
USA Compression	Sale of GP to ETE	■ GP + IDRs (~$3mm NTM IDR cash flow / ~$10mm pro forma for concurrent transaction) ■ LP Units	■ ETE has put option to sell GP to USAC for $10mm ■ $250mm ■ Market value of LP units was ~$218mm ■ Simultaneously eliminated IDRs in exchange for $140mm of LP Units
Memorial Production Partners	Restructuring	■ GP + IDRs (negligible IDR cash flow)	■ $750k for GP + 50% of IDRs (acquired from Memorial Resource) ■ $50k for 50% of IDRs (acquired from NGP)
Niska	Concurrent Sale of GP and MLP to Brookfield Infrastructure Partners	■ GP + IDRs (negligible IDR cash flow)	■ ~$8mm ■ Both sponsor-held and public LP units received substantial (~225%) premium
Rhino	Sale of GP to Royal Energy	■ GP ■ 9.5mm subordinated units	■ $1mm ■ Separate transaction acquired 6.7mm common units for ~$4mm
Arc Logistics Partners	Concurrent Sale of GP and MLP to Zenith	■ GP + IDRs (negligible IDR cash flow) ■ LP Units	■ ~$95mm for GP + IDRs ■ ~$75mm for LP units ■ Sponsor did not receive premium on LP units, unlike public investors
Lehigh Gas Partners LP	Sale of GP to CST Brands	■ GP + IDRs (~$2mm FY1 IDR cash flow)	■ ~$85mm
Northern Tier	Sale of GP + LP Interest to Western Refining	■ Non-economic GP + ~36mm units	■ $775mm ■ Market value of LP units was approximately $830mm

Source: Company filings

3

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Summary of Recently Transactions Announced Simplification meaningfully enhanced, particularly for institutional holders.” -Enbridge Press release    streamlines governance…” have weakened EEP’s and EEQ’s credit profile and they are now -Enbridge Press Release expected to be a cash tax payer through 2024.” -Williams Press Release raise considerable external equity at a disadvantaged cost of -Enbridge Press Release “The transaction will allow Williams to directly invest the excess coverage in our expanding portfolio of large-scale, fully-contracted infrastructure projects that will drive significant EBITDA growth without the need to issue equity for the broad base of projects currently included in our guidance.” – Williams CEO Alan Armstrong -   Source: Company presentations and press releases 4 Increase Self-Funding With Retained Coverage Protect / Grow Distributions “To sustain investment grade credit ratings, EEP would have to -capital and also substantially cut its distribution…in early 2019.” Tax Synergies “Williams will receive the tax benefits from the basis step-up, -resulting in extending the period to which Williams is not Improve Credit Profile / Cost of Capital “…the reverse in FERC policy…[and] adverse market effects -ineffective and unreliable standalone financing vehicles…” Simplified Corporate Structure / Improved Shareholder Rights “This transaction also simplifies our corporate structure [and] -Williams CEO Alan Armstrong Increase Liquidity / Expand Investor Base “If the transaction is successful…trading liquidity will be  Rationale Selected Commentary

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs | INVESTMENT BANKING DIVISION

Overview of Cheniere Energy's Announced Offer to Acquire Cheniere Energy Partners LP Holdings

Announced 17-May-2018 | Values Public CQH Units at ~$530mm Based on LNG Price

Tax free all-stock transaction represents a 1% premium to CQH based on unaffected closing prices on 16-May, the day prior to announcement

Stated Benefits	■ Simplifies corporate structure by eliminating C-Corp HoldCo for LP units — Results in typical MLP + GP structure ■ Enhances participation in growth upside — Participation in future expansion projects and the selling of uncontracted LNG volumes from the existing facilities ■ Further alignment of interests across entities ■ Eliminates overhang of CEI ownership ■ Substantial increase in liquidity[1] for CQH shareholders (~32x increase in trading liquidity)
Debt	■ All debt remains in place
Governance	■ Traditional C-Corp governance in CEI
Taxes	■ Tax free stock exchange ■ CEI cannot reduce its CQH ownership without adverse tax impact
Guidance	■ No change to guidance

Current



CEI Public Investors
100% economic interest
Cheniere Energy, Inc. (AMEX: LNG)
100% economic interest
100% economic interest
Operating Subsidiaries
~213mm shares (92% economic interest)
CQH Public Investors
Cheniere Energy Partners LP Holdings, LLC (AMEX: CQH)
~19mm units (~8% economic interest)
Non-economic Voting Interest
Cheniere Energy Partners GP, LLC
Blackstone
105mm units and 135mm sub units (~49% LP interest)
2% GP Interest and IDRs
~199mm units (~40% economic interest)
Cheniere Energy Partners, L.P. (AMEX: CQP)
CQP Public Investors
100% economic interest
~45mm units (~9% economic interest)
Operating Subsidiaries

Pro Forma for Transaction



CEI Public Investors
100% economic interest
Cheniere Energy, Inc. (AMEX: LNG)
100% economic interest
Operating Subsidiaries
105mm units and 135mm sub units (~49% LP interest) 2% GP Interest (including voting interest) and IDRs
Blackstone
~199mm units (~40% economic interest)
Cheniere Energy Partners, L.P. (AMEX: CQP)
CQP Public Investors
100% economic interest
~45mm units (~9% economic interest)
Operating Subsidiaries

1-Day Price Performance



(1)%
1 %
3 %
1 %
LNG
CQH
CQP
AMZ

Source: Cheniere Press Release (17-May-2018); Cheniere Transaction Presentation (29-Sep-2016), and Bloomberg market data as of 18-May-2018
Note: in April and May 2018 CEI purchased ~21mm CQH shares in privately negotiated transactions with exchange ratios ranging from 0.478x - 0. 480x.
[1] As of the "Compelling transaction for CQH shareholders" presentation released 29-Sep-2016.

5

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Overview of Enbridge's Offer to Buy In Its Four Public Subsidiaries

INVESTMENT BANKING DIVISION

Announced 17-May-2018 | Values Public Float at CAD$11.4bn

All-stock transaction represented 5% premium to ENF and no premium to SEP, EEP and EEQ based on closing prices on 16-May, the day prior to the announcement

Stated Benefits	■ **To ENB:** Simplified corporate and capital structure, full ownership of core assets, maximizes cash flow, and enhanced credit and funding profile ■ **To All Subsidiaries:** Enhanced liquidity, improved cost of capital, improved credit profile, and distribution growth ■ Elimination of K-1s for EEP & SEP ■ Unspecified corporatization benefits for EEP, EEQ, and SEP
Debt	■ Not expected to trigger change of control provisions
Governance	■ Traditional C-Corp governance in ENB
Taxes	■ Tax synergies expected to lead to additional dividend growth at ENB post-2020
Guidance	■ Neutral impact to ENB through 2020; accretive thereafter ■ SEP, EEP, and EEQ avoid anticipated distribution cuts

Current


Public
ENB
Public
17% LP interest
Non-economic GP + 83% LP interest
80% common shares
20% common shares
SEP
ENF
12% listed shares / 100% voting interest
2% GP interest 30% LP interest
Public
88% of listed shares
Public
EEQ
48% LP interest
20% LP interest
EEP

Pro Forma for Transaction


Public
ENB
Assets

1-Day Price Performance


1 %
1 %
2 %
3 %
5 %
1 %
ENB
SEP
EEP
EEQ
ENF
AMZ

Source: Enbridge Press Release (17-May-2018); Enbridge Transaction Presentation (17-May-2018), and Bloomberg market data as of 18-May-2018

6

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

INVESTMENT BANKING DIVISION

Overview of Williams' Announced Acquisition of Williams Partners L.P.

Announced 17-May-2018 | Values Public WPZ Units at ~$10.5 bn Based on WMB Price

Taxable all-stock transaction represents a 14% premium to WPZ based unaffected closing prices on 16-Mar-2018, the day prior to Williams' potential corporate restructuring announcement

Stated Benefits	■ Simplifies organizational structure and expected to expand investor base ■ Immediately accretive for WMB ■ Not a cash taxpayer through 2024 ■ Achieves IG credit ratings consistent with WPZ ■ Allows WMB to directly invest excess coverage to drive growth without equity issuance
Debt	■ No change of control ■ All debt remains in place
Governance	■ Traditional C-Corp governance in WMB
Taxes	■ Taxable to WPZ public unitholders ■ No cash federal income taxes expected at pro forma entity until 2024
Guidance	■ Pro forma 2018 guidance: — 1.6x 2018 Dividend Coverage with 10 – 15% annual growth — 5.0x consolidated debt / EBITDA

Current


WMB Shareholders
~828mm shares
The Williams Companies (NYSE: WMB)
~701.5mm LP units
+ ~18mm Class B units
(74% interest)
Williams Partners, LP (NYSE: WPZ)
~256mm units
(26% interest)
WPZ Unitholders
Operating Subsidiaries

Pro Forma for Transaction


Legacy WMB Ownership
Legacy WPZ Ownership
~69%
~32%
WMB Shareholders
~1.2 bn shares
The Williams Companies (NYSE: WMB)
Operating Subsidiaries

1-Day Price Performance


2 %
8 %
1 %
WMB
WPZ
AMZ

Source: Williams Press Release (17-May-2018); Williams Analyst Day 2018 Presentation (17-May-2018), and Bloomberg market data as of 18-May-2018

7